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                                                                    Exhibit 3.34

                            ARTICLES OF ORGANIZATION

                                       OF

                             HULEN PARK VENTURE, LLC

Robert H. McKenzie-Smith, a natural person of the age of 18 years or older, adopts the following Articles of Organization for a limited liability company under the Texas Limited Liability Company Act, Vernon's Ann.Civ.St. Art 1528n, art 1.01, et seq

                                   ARTICLE I

NAME. The name of the limited liability company, referred to in these Articles as the "Company", is HULEN PARK VENTURE, LLC.

                                   ARTICLE II

DURATION. The period of duration of the Company is ten (10) years, beginning on the date these Articles of Organization are filed by the Texas Secretary of State.

                                  ARTICLE III

PURPOSE. The purpose of which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

                                   ARTICLE IV

PRINCIPAL PLACE OF BUSINESS, REGISTERED OFFICE AND AGENT. The address of the Company's principal place of business in Texas is 6309 North O'Connor Boulevard, Suite 118, in the City of Irving, Dallas County, Texas 75039. The name of the Company's initial registered agent, and the address of the initial registered office, are, respectively, Robert H. McKenzie-Smith and 6309 North O'Connor Boulevard, Suite 118, Irving, Texas 75039.

                                   ARTICLE V

MANAGEMENT. The Company is to be managed by its so-called "Managers," as such term is defined in the Texas Limited Liability Company Act. The number of initial Managers of the Company is two (2), and the initial Managers shall serve until the Organization Meeting of the Managers of Hulen Park Venture, LLC, when their successors shall be elected and shall qualify. The initial Managers of the Company are the following:

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         Robert H. McKenzie-Smith
         3113 Coronado Street
         Irving, Texas 75062

         Ronald G. Nonnemacher
         222 Silver Creek
         Duncanville, Texas 75116

                                   ARTICLE VI

REGULATIONS. The power to adopt, alter, amend or repeal the Regulations of the Company, including the initial regulations, is vested entirely in the Managers identified within Article V, hereinabove.

                                  ARTICLE VII

ORGANIZER. Robert H. McKenzie-Smith is the Organizer, and his business address is 6309 North O'Connor Boulevard, Suite 118, Irving Texas 75039.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on behalf of the Company on this 7th day of July 1998.

                                                  /s/ Robert H. McKenzie-Smith
                                                  -----------------------------
                                                  Robert H. McKenzie-Smith

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Office of the
Secretary of State
Corporations Section                          [SEAL OF STATE OF TEXAS]
P.O. Box 13697
Austin, Texas 78711-3697

                   STATEMENT OF CHANGE OF REGISTERED OFFICE OR
                   REGISTERED AGENT OR BOTH BY A CORPORATION,
                LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.       The name of the entity is Hulen Park Venture, LLC.

         The entity's charter/certificate of authority/file number is 07039134-7

2. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is: 6309 N. O'Connor Boulevard, Suite 118, Irving, Texas 75039

3. A. [X] The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

         409 West Vickery Boulevard, Suite 200, Fort Worth, Texas 76104
OR       B. [ ]  The registered office address will not change.

4. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Robert H. McKenzie-Smith

5.       A. [ ]  The name of the NEW registered agent is______________________
OR       B. [X]  The registered agent will not change.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by the law.

7.       The changes shown above were authorized by:
         Business Corporations may              Limited Liability Companies may
         select A or B                          select D or E
         Non-Profit Corporations may            Limited Partnerships select F
         select A, B, or C

                  A. [ ]  The board of directors;

                  B. [ ] An officer of the corporation so authorized by the board of directors;

                  C. [ ] The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act;

                  D. [ ]  Its members;

                  E. [X]  Its managers; or

                  F. [ ]  The limited partnership.

                                 /s/ Robert H. McKenzie-Smith
                                 ---------------------------------------------
                                 (Authorized Officer of Corporation)
                                 (Authorized Member or Manager of LLC)
                                 (General Partner of Limited Partnership)

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                           Office of the
                           Secretary of State
[SEAL OF STATE             Corporations Section
OF TEXAS]                  P.O. Box 13697
                           Austin, Texas 78711-3697

                  CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.       The name of the entity is Hulen Park Venture, L.L.C.

         and the file number issued to the entity by the secretary of state is 070391347-S

2.       The entity is: (Check one)

                  [ ] a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

                  [ ] a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

                  [X] a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

                  [ ] a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

                  [ ] an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3. The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 6309 N. O'Connor Boulevard, Suite 118, Irving, Texas 75039

4. [X] A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

         4050 W. Park Boulevard; Plano, Texas 75093
OR       [X]  B. The registered office address will not change.

5. The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Robert H. McKenzie-Smith

6.       [X]  A. The name of the NEW registered agent is Richard T. Morgan
OR       [ ]  B. The registered agent will not change.

7. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

                                             By: /s/ Richard T. Morgan
                                                 ----------------------------
                                                 (A person authorized to sign
                                                 on behalf of the entity)